CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Financial Highlights" and "Counsel and Independent Registered Public Accounting Firm", and to the use of our report dated October 15, 2007 of Dreyfus Premier AMT Tax-Free Bond Fund (formerly, Dreyfus Premier Select Municipal Bond Fund), which is incorporated by reference in this Registration Statement on Form N-1A of Dreyfus Municipal Funds, Inc.

Ernst + Young LLP

ERNST & YOUNG LLP

New York, New York
December 21, 2007

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Financial Highlights" and "Counsel and Independent Registered Public Accounting Firm", and to the use of our report dated October 15, 2007 of Dreyfus Premier High Yield Municipal Bond Fund, which is incorporated by reference in this Registration Statement on Form N-1A of Dreyfus Municipal Funds, Inc.

Ernst & Young LLP

ERNST & YOUNG LLP

New York, New York
December 21, 2007

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Financial Highlights" and "Counsel and Independent Registered Public Accounting Firm", and to the use of our report dated October 15, 2007 of Dreyfus BASIC Municipal Money Market Fund and Dreyfus BASIC New Jersey Municipal Money Market Fund, which are incorporated by reference in this Registration Statement on Form N-1A of Dreyfus Municipal Funds, Inc.

Ernst & Young LLP

ERNST & YOUNG LLP

New York, New York
December 21, 2007